SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

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                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  MAY 16, 2002


                        GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   VERMONT                                 03-0127430
(STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                     1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)         (ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)















     ITEM 5. OTHER EVENTS-On May 16, 2002, the Board of Directors of Green Mountain Power Corporation (the "Company") elected Burlington entrepreneur Nordahl L. Brue as the Company's new chair. He replaces former Governor Thomas
P. Salmon, who retired from the Board after serving as chair for the past 19 years.
     Mr. Brue, 57, was elected at the Board's organizational meeting following the Company's annual meeting of shareholders held May 16, 2002, at the Sheraton Inn in South Burlington, Vermont. He has been a Director of Green Mountain Power since 1992.
     Mr. Salmon, 69, was first elected to the Green Mountain Board in 1978 and became chair in 1983. In announcing his retirement from the Board, Mr. Salmon said, "The Company is on a roll, seasoned board leadership waits in the wings. Our management team is rock solid."
     Mr. Brue, a lawyer and entrepreneur in Burlington, Vermont, was founder of Bruegger's Bagel Bakeries, a national franchisor of bagel bakeries, and serves as chairman of that company. He also is chairman of PKC Corporation, a Vermont-based developer of medical diagnostic and case management software, and chairman of Franklin Foods, Inc., a producer of cheese and related food products in Enosburg Falls, Vermont.
     He serves on Vermont Governor Howard Dean's Council of Economic Advisors and is a trustee of Shelburne Museum and Grinnell College in Grinnell, Iowa, where he earned a Bachelor of Arts degree in 1967. He also graduated from Washington University of St. Louis College of Law with a JD degree.
     Mr.  Brue  served as inside legal counsel of the Company from 1975 to 1979.

     For further information, please contact Dorothy Schnure, Manager, Corporate Communications for Green Mountain Power at 802-655-8418.

Item  7.  Financial  Statements,  Pro  Forma Financial Information and Exhibits.
(a)  and  (b)  --not  applicable
(c)  Exhibits--not  applicable

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
                                         Registrant
DATED:  May  20,  2002               By:  /s/  Robert  J.  Griffin
                                     -----------------------------
                              ROBERT  J.  GRIFFIN,  CONTROLLER  AND  TREASURER

 DATED:  May  20,  2002               By:/s/  Robert  J.  Griffin
                                      ---------------------------
                              ROBERT J. GRIFFIN, CONTROLLER AND TREASURER (AS PRINCIPAL FINANCIAL OFFICER)